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                                                                     EXHIBIT 5.2

               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]


                              September 23, 1997



Imperial Credit Mortgage Holdings, Inc.
20371 Irvine Avenue
Santa Ana Heights, California 92707


          Re:  Registration Statement on Form S-11
               Registration No. 333-34137
               --------------------------

Ladies and Gentlemen:

          We have served as Maryland counsel to Imperial Credit Mortgage Holdings, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the issuance of up to 3,400,000 shares of Common Stock, $.01 par value per share, of the Company (the "Shares") (plus up to an additional 510,000 shares pursuant to an over-allotment option granted to the underwriters), pursuant to the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):
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Imperial Credit Mortgage Holdings, Inc.
September 23, 1997
Page 2



          1. The Registration Statement and the related form of final prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission") under the 1933 Act;

          2. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          3. The Amended and Restated Bylaws of the Company, certified as of a recent date by its Secretary;

          4. Resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, relating to the sale, issuance and registration of the Shares, certified as of a recent date by the Secretary of the Company;

          5.   The form of certificate representing a Share;

          6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

          7. A certificate executed by Richard J. Johnson, Secretary of the Company, dated as of a recent date; and

          8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each individual executing any of the Documents is legally competent to do so.
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Imperial Credit Mortgage Holdings, Inc.
September 23, 1997
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          2.   Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

          4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, by action or conduct of the parties or otherwise.

          The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The Shares to be issued by the Company have been duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Directors of the Company, or a duly authorized committee thereof,
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Imperial Credit Mortgage Holdings, Inc.
September 23, 1997
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authorizing their issuance, will be validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K filed today with the Commission (the "8-K") and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Freshman, Marantz, Orlanski, Cooper & Klein, counsel to the Company) without, in each instance, our prior written consent.
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Imperial Credit Mortgage Holdings, Inc.
September 23, 1997
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          We hereby consent to the filing of this opinion as an exhibit to the
8-K and to the use of the name of our firm therein. In giving this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in
Section 11 of the 1933 Act or the rules or regulations promulgated thereunder by the Commission or that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                      Very truly yours,



                                      /s/ Ballard Spahr Andrews & Ingersoll